Exhibit 10.10

SECOND AMENDMENT TO LEASE

200 Minuteman

This Second Amendment to Lease (this “Amendment”) is entered into as of the 29th day of November , 2005 by and between 200 Minuteman Limited Partnership (the “Landlord”) and TransMedics, Inc. (the “Tenant”).

Background

A.

Landlord and Tenant have entered into that certain Lease dated as of June 25, 2004 (as amended, the “Lease”) for a portion of the property located at 200 Minuteman Drive, Andover, Massachusetts, as more particularly described therein. Capitalized terms used and not defined herein shall have the meaning given to them in the Lease.

B.

Under Section 5 of the Lease, Tenant pays base rent to Landlord as set forth in Exhibit D of the Lease. Landlord has requested that Tenant increase the base rent due under the Lease from and after December 1, 2005 through June 30, 2007 in consideration of a one-time payment to be paid by Landlord to Tenant in the amount of $435,208.00 (the “Landlord Payment”).

C.	The parties have agreed to amend the Lease to reflect the change in base rent.

Agreement

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Paragraphs A through C above are incorporated herein by reference.

2.        As of the date hereof, Landlord has paid the Landlord Payment to Tenant. Tenant hereby confirms receipt of the Landlord Payment.

3.        Exhibit D to the Lease is hereby deleted and replaced in its entirety by Exhibit D attached hereto.

4.        Other than as set forth above, the Lease remains unchanged.

EXECUTED under seal as of the first date written above.

200 Minuteman Limited Partnership			TransMedics, Inc.

By:	Niuna-200 Minuteman, Inc., general partner

	By:	/s/ Martin Spagat	By:	/s/ Waleed Hassanein
	Name: Martin Spagat		Name: Waleed Hassanein
	Title: VP		Title: President & CEO
	Authorized Signature:		Authorized Signature:

Exhibit 10.10

EXHIBIT “D”

BASE RENT

From December 1, 2005 through June 30, 2006 (the remainder of the Second Lease Year) the annual base rent will be Nineteen Dollars and Seventy-Nine Cents ($19.79) per square foot of Rentable Area (i.e., $19.79 multiplied by the number of square feet of Rentable Area in the Premises). For the third Lease Year, the annual base rent will be Twenty Dollars and Nine Cents ($20.09) per square foot of Rentable Area in the Premises. For the fourth Lease Year, the annual base rent will be Twenty Dollars and Thirty-Nine Cents ($20.39) per square foot of Rentable Area in the Premises. Starting as of the first day of the fifth Lease Year and as of the first day of each Lease Year thereafter during the term, the annual base rent per square foot of Rentable Area will increase by one and one-half percent (1.5%) over the annual base rent per square foot of Rentable Area for the prior Lease Year. For example, during the fifth Lease Year, it will be Twenty Dollars and Sixty-Nine Cents ($20.69) per square foot of Rentable Area, during the sixth Lease Year, it will be Twenty-One Dollars and One Cent ($21.0 I) per square foot of Rentable Area, etc. As an additional example, assuming that Tenant does not lease additional space in the Building, during the third Lease Year, Tenant’s annual base rent will be Seven Hundred Twenty One Thousand Four Hundred Thirty-One Dollars and Ninety Cents ($721,431.90) and its monthly base rent will be Sixty Thousand One Hundred Nineteen Dollars and Thirty-Three Cents ($60,119.33).

The base rent described above is subject to the terms of Addendum #1 and Addendum #3 of the Lease, if and when those Addenda are applicable.